                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

            We consent to the  incorporation  by reference  in the  Registration
Statement on Form S-3 of our report dated March 5, 2004 relating to the 2003 and
2002 consolidated  financial statements of Empire Resorts, Inc. and Subsidiaries
(the "Company")  which appear in the Company's  annual report on Form 10-KSB for the year ended  December 31,  2003,  as filed with the  Securities  and Exchange
Commission on March 30, 2004, and to the reference to our firm under the caption
"Experts" in this registration statement.

                                             /s/ Friedman LLP
                                             ----------------
                                             Friedman LLP

New York, New York
September 8, 2004